UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 27, 2007

Health Benefits Direct Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51701	98-0438502
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

150 North Radnor-Chester Road, Suite B-101, Radnor, Pennsylvania		19087
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(484) 654-2200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2007 (the "Effective Date"), Health Benefits Direct Corporation (the "Company") entered into amended and restated employment agreements (each, an "Employment Agreement," and collectively, the "Employment Agreements") with each of Alvin H. Clemens, Anthony R. Verdi, and Ivan M. Spinner (each, an "Executive," and collectively, the "Executives"). The Employment Agreements replace and supersede the Executives' existing employment agreements.

Each Employment Agreement has an initial term of three years beginning on the Effective Date. The Employment Agreements automatically renew for successive additional one-year periods each unless either the Company or the Executive gives the other 60 days’ written notice prior to the end of the then current term.

Under the respective Employment Agreements, (i) Mr. Clemens will continue to serve as the Company’s Executive Chairman and Chief Executive Officer with a base salary equal to his existing base salary of $450,000 per year, (ii) Mr. Verdi will continue to serve as the Company’s Chief Financial Officer with a base salary equal to his existing base salary of $250,000 per year, and (iii) Mr. Spinner will serve as the Company’s Executive Vice President with a base salary of $371,000 per year until April 2, 2007 and a base salary of $300,000 thereafter.

Each Executive also is entitled to receive annual bonus compensation in cash, capital stock, or other property as determined by the Company’s board of directors and to participate in all benefit plans offered from time to time to the Company’s senior executives (the "Benefit Plans"). In addition, each Executive is entitled to a car allowance of at least $1,000 per month and reimbursement for up to $15,000 in dues associated with the Executive’s membership in professional and business organizations.

Certain other terms are identical among all of the Employment Agreements and are set forth below:

-The Company may terminate the Employment Agreements (i) for "Cause" (as defined in the Employment Agreements), (ii) upon 60 days’ prior written notice to the Executive if without Cause, or (iii) upon the Executive’s "Permanent Disability" as defined in the Employment Agreements. Each Executive may terminate his Employment Agreement (i) for "Good Reason" as defined in the Employment Agreements or (ii) upon 30 days’ prior written notice to the Company for any reason.

-If (i) the Company terminates an Executive’s employment without Cause or (ii) the Executive terminates his Employment Agreement for Good Reason, the Executive will be entitled to receive (x) 18 months’ base salary at the then current rate, payable in accordance with the Company’s usual practices, (y) continued participation for 18 months in the Benefit Plans and (z) payment, within a commercially reasonable time and on a prorated basis, of any bonus or other payments earned in connection with the Company’s bonus plan existing at the time of termination. In addition, if an Employment Agreement is terminated in accordance with the foregoing sentence within two months prior to, or 24 months following, a change in control (as described in the Employment Agreement), the Executive will be entitled to receive 18 months’ base salary at the then current rate upon the date of termination, regardless of the Company’s usual practices, and all Company stock options held by the Executive at the date of termination will immediately become 100% vested and all restrictions on such options will lapse.

-If the Company terminates an Executive’s employment for Cause or the Executive terminates his Employment Agreement without Good Reason, the Executive will be entitled to receive (i) all accrued and unpaid salary and vacation pay through the date of termination and (ii) continued participation for one month in the Benefit Plans.

-If the Company terminates an Executive’s employment due to a Permanent Disability, the Executive will be entitled to receive (i) 18 months’ base salary at the then current rate, payable in accordance with the Company’s usual practices, (ii) continued participation for 18 months in the Benefit Plans and (iii) payment, within a commercially reasonable time and on a prorated basis, of any bonus or other payments earned in connection with the Company’s bonus plan existing at the time of termination. The Company may credit any such amounts against any proceeds paid to the Executive with respect to any disability policy maintained and paid for by the Company for the Executive’s benefit.

-If an Executive dies during the term of his Employment Agreement, the Employment Agreement will automatically terminate and the Executive’s estate or beneficiaries will be entitled to receive (i) three months’ base salary at the then current rate, payable in a lump sum and (ii) continued participation for one year in the Benefit Plans.

-Each Executive is prohibited from competing with the Company or soliciting the Company’s employees, independent contractors, or outside agents, directly or indirectly, for another business and is subject to standard confidentiality obligations during the term of the Employment Agreements and for a period of 18 months thereafter.

-The Company and each Executive will be prohibited, following a termination of the Executive’s employment with the Company, from disparaging each other.

The foregoing brief summary of the terms of the Employment Agreements is not intended to be complete and is qualified in its entirety by reference to the Employment Agreements, which are incorporated by reference herein. The Employment Agreements are attached as exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting of Stockholders (the "Annual Meeting") of the Company held on November 30, 2007, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation (the "Amendment") that provides that any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected y any consent in writing by such holders.

To make the Company’s existing Bylaws (the "Bylaws") consistent with the Company’s Certificate of Incorporation, on October 15, 2007 the board of directors of the Company adopted an amendment to the Bylaws subject to the stockholders’ approval of the Amendment at the Annual Meeting. The amendment to the Bylaws, effective November 30, 2007, deleted in its entirety Section 7 of Article I of the Bylaws "Stockholders – Stockholder Action Without Meetings," which previously permitted stockholders to act by written consent.

The foregoing brief summary of the Amendment made to the Bylaws is not intended to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws, attached as Exhibit 3.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.2 - Amended and Restated Bylaws.

10.1 - Employment Agreement, dated November 27, 2007, between Health Benefits Direct Corporation and Alvin H. Clemens.

10.2 - Employment Agreement, dated November 27, 2007, between Health Benefits Direct Corporation and Anthony R. Verdi.

10.3 - Employment Agreement, dated November 27, 2007, between Health Benefits Direct Corporation and Ivan M. Spinner.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Benefits Direct Corporation

December 3, 2007	By:	ANTHONY R. VERDI

Name: ANTHONY R. VERDI
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.2	Amended and Restated Bylaws.
10.1	Amended and Restated Employment Agreement, dated November 27, 2007, between Health Benefits Direct Corporation and Alvin H. Clemens.
10.2	Amended and Restated Employment Agreement, dated November 27, 2007, between Health Benefits Direct Corporation and Anthony R. Verdi.
10.3	Amended and Restated Employment Agreement, dated November 27, 2007, between Health Benefits Direct Corporation and Ivan M. Spinner.